Exhibit 4.1

8¼% Senior Notes due 2015

__________________

SIXTH SUPPLEMENTAL INDENTURE

Dated as of July 10, 2008

AMONG

QUICKSILVER RESOURCES INC.,

THE SUBSIDIARY GUARANTORS PARTIES HERETO

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as TRUSTEE

TO

INDENTURE

Dated as of December 22, 2005

AMONG

QUICKSILVER RESOURCES, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as TRUSTEE

This SIXTH SUPPLEMENTAL INDENTURE, dated as of July 10, 2008 (this “Supplemental Indenture”), is made by and among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly named The Bank of New York Trust Company, N.A.), a national banking association duly organized and existing under the laws of the United States of America (as successor in interest to JPMorgan Chase Bank, National Association (the “Initial Trustee”)), as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Initial Trustee executed and delivered an Indenture (the “Original Indenture”), dated as of December 22, 2005, as supplemented by a Fifth Supplemental Indenture dated as of June 27, 2008, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Fifth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), pursuant to which the Company has issued $475,000,000 aggregate principal amount of 7¾% Senior Notes due 2015 (the “Notes”);

WHEREAS, Section 5.01(a) of the Fifth Supplemental Indenture provides that the provisions of Section 10.01 of the Original Indenture apply to the Notes;

WHEREAS, Section 10.01(h) of the Original Indenture provides that, without the consent of or notice to any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action will not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, the Board has approved an increase in the interest rate on the Notes from 7¾% to 8¼%, such increase to be effective as of June 27, 2008;

NOW THEREFORE, in consideration of the foregoing, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Section 1.01    Effect.  This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02    Effective Time.  This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE II

Section 2.01    Amendment to Cover Page.  The reference to “7¾%” contained on the cover page of the Fifth Supplemental Indenture is hereby amended to read “8¼%”.

Section 2.02    Amendment to Table of Contents.  The reference to  “ARTICLE I  7¾% SENIOR NOTES DUE 2015” contained in the table of contents of the Fifth Supplemental Indenture is hereby amended to read “ARTICLE I  8¼% SENIOR NOTES DUE 2015”.

Section 2.03    Amendments to Article I.

(a)    The heading to Article I of the Fifth Supplemental Indenture is hereby amended to read in its entirety as follows:

ARTICLE I
8¼% SENIOR NOTES DUE 2015

(b)    The first sentence of the first paragraph of Section 1.01 of the Fifth Supplemental Indenture is hereby amended to read in its entirety as follows:

“There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 8¼% Senior Notes due 2015 (the “Notes”).”

(c)    The second sentence of the first paragraph of Section 1.03 of the Fifth Supplemental Indenture is hereby amended to read in its entirety as follows:

“The unpaid principal amount of the Notes shall bear interest at the rate of 8¼% per year until paid or duly provided for, such interest to accrue from June 27, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.”

Section 2.04    Amendments to Exhibit A.  Exhibit A to the Fifth Supplemental Indenture is hereby amended to read in its entirety as set forth in Exhibit A to this Supplemental Indenture.  Notwithstanding Section 1.05 of the Fifth Supplemental Indenture or any other provision of the Indenture, a new Global Note in substantially the form set forth in Exhibit A to this Supplemental Indenture may be exchanged for the Global Note of the Company dated June 27, 2008.

Section 2.05    Amendments to Exhibit B.  All references to “7¾%” contained in Exhibit B, Form of Supplemental Indenture to be Delivered by Subsequent Guarantors, to the Fifth Supplemental Indenture are hereby amended to read “8¼%”.

ARTICLE III

Section 3.01    Ratification of Indenture.  Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 3.02    Defined Terms.  All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

Section 3.03    Trustee.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.04    Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05    Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.06    Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.

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Section 3.07    Recitals by the Company.  The recitals hereto are statements only of the Company and shall not be considered statements of or attributable to the Trustee.

[Signature Page Follows]

3

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

Attest:	QUICKSILVER RESOURCES INC.

/s/ John C. Cirone	By:	/s/ Philip Cook
John C. Cirone		Philip Cook
Secretary		Senior Vice President - Chief Financial Officer

COWTOWN PIPELINE FUNDING, INC.,
Attest:	as Subsidiary Guarantor

/s/ John C. Cirone	By:	/s/ Philip Cook
John C. Cirone		Philip Cook
Secretary		Senior Vice President - Chief Financial Officer

COWTOWN PIPELINE MANAGEMENT, INC.,
Attest:	as Subsidiary Guarantor

/s/ John C. Cirone	By:	/s/ Philip Cook
John C. Cirone		Philip Cook
Secretary		Senior Vice President - Chief Financial Officer

COWTOWN PIPELINE L.P.,
as Subsidiary Guarantor

	By:	COWTOWN PIPELINE MANAGEMENT, INC.,
Attest:		its general partner

/s/ John C. Cirone	By:	/s/ Philip Cook
John C. Cirone		Philip Cook
Secretary		Senior Vice President - Chief Financial Officer

COWTOWN GAS PROCESSING L.P.,
as Subsidiary Guarantor

	By:	COWTOWN PIPELINE MANAGEMENT, INC.,
Attest:		its general partner

/s/ John C. Cirone	By:	/s/ Philip Cook
John C. Cirone		Philip Cook
Secretary		Senior Vice President - Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Attest:

/s/ Mauri J. Cowen	By:	/s/ Brian Echausse
Name: Mauri J. Cowen		Name: Brian Echausse
Title: Vice President		Title: Assistant Treasurer

EXHIBIT A

Form of 8¼% Senior Note due 2015

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO QUICKSILVER RESOURCES INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

CUSIP No. 74837RAE4
ISIN No. US74837RAE45

[Face of Note]

8¼% Senior Notes due 2015

Principal amount at Maturity $475,000,000

QUICKSILVER RESOURCES INC.

Quicksilver Resources Inc., a Delaware corporation (the “Company”) promises to pay to ______________, or registered assigns, the principal sum of 475,000,000 Dollars on August 1, 2015 or such greater or lesser amount as may be indicated on Schedule A hereto.

Interest Payment Dates:	February 1 and August 1, commencing February 1, 2009

Regular Record Dates:	January 15 and July 15

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

QUICKSILVER RESOURCES INC.

By:
Name:
Title:

Attest:

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Global Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
    as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

8¼% Senior Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    Interest.  Quicksilver Resources Inc., a Delaware corporation (together with its permitted successors, the “Company”), promises to pay interest on the principal amount of this Note at 8¼% per annum from June 27, 2008 until the principal hereof is paid or made available for payment.  The Company shall pay interest, if any, semi-annually in arrears on February 1 and August 1 of each such year, commencing February 1, 2009 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance[; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of February 1 or August 1 to occur after the date of issuance, unless such February 1 or August 1 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of February 1 or August 1 to occur after the date of issuance]1.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)    Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name(s) this Note is registered at the close of business on the January 15 or July 15 next preceding the Interest Payment Date (each, a “Regular Record Date”); provided that interest payable at the Stated Maturity or on a Redemption Date as provided in the Indenture will be paid to the Person to whom principal is payable. The Notes shall be payable as to principal of or premium, if any, or interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    Paying Agent and Registrar.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)    Indenture.  The Company issued the Notes under an Indenture, dated as of December 22, 2005 (the “Original Indenture”), between the Company and the Trustee, as supplemented by the Fifth Supplemental Indenture, dated as of June 27, 2008, among the Company, the Subsidiary Guarantors (as defined therein) parties thereto and the Trustee (the “Fifth Supplemental Indenture”), and the Sixth Supplemental Indenture, dated as of July 10, 2008, among the Company, the Subsidiary Guarantors parties thereto and the Trustee (the “Sixth Supplemental Indenture” and, together with the Original Indenture and the Fifth Supplemental Indenture, the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior obligations of the Company initially in the aggregate principal amount of

1           Insert if Notes are Additional Notes.

$475,000,000.  Subject to compliance with Section 1.10 of the Fifth Supplemental Indenture, the Company is permitted to issue Additional Notes under the Indenture in an unlimited principal amount.  Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes for all purposes of the Indenture, unless the context clearly indicates otherwise.

(5)    Guarantees.  This Note is guaranteed by the Persons, if any, specified as Subsidiary Guarantors in the Indenture to the extent provided in the Indenture.  The Subsidiary Guarantees are equal in rank to the Senior Indebtedness of the applicable Subsidiary Guarantor in the manner and to the extent provided in the Indenture.

(6)    Optional Redemption.

(a)    Except as set forth in Section 1.08 of the Fifth Supplemental Indenture and clauses (b) and (c) of this Paragraph 6, the Notes are not redeemable until August 1, 2012.  On and after August 1, 2012, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes (the “Redemption Price”), if any, to the applicable redemption date (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date) (a “Redemption Date”), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

YEAR	Percentage

2012	103.875%
2013	101.938%
2014 and thereafter	100.000%

(b)    Notwithstanding the provisions of clause (a) of this Paragraph 6, prior to August 1, 2011, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes issued under the Indenture at a redemption price equal to 107.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds of one or more equity offerings; provided that (1) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture remains Outstanding immediately after the occurrence of such redemption; and (2) that such redemption shall occur within 90 days of the date of the closing of such equity offering.

(c)    In addition, at any time prior to August 1, 2012, the Company may redeem the Notes, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(7)    Offer to Repurchase Upon Change of Control. Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)    Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its address appearing in the Securities Register.  The Company shall notify the Trustee of the Redemption Price with respect to the redemption promptly after the calculation thereof.  The Trustee shall not be responsible for calculating the Redemption Price.

(9)    Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  Every Note presented or surrendered for registration of transfer or exchange will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.  The Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of the notice of redemption or any Note so selected for redemption in whole or in part, except in the case of Notes to be redeemed in part, the portion thereof not being redeemed.  No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(10)    Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)    Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes) or compliance with any provision of the Indenture, the Subsidiary Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes.  Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantee or the Notes may be amended or supplemented to (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company under the Indenture and in the Notes, all to the extent otherwise permitted under the Indenture; (b) to add to the covenants of the Company for the benefit of the Holders of all or any of the Notes or to surrender any right or power herein conferred upon the Company; (c) to add any additional Events of Default; (d) to add to or change any of the provisions of the Indenture to such extent as may be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; (e) to add to, change, or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change, or elimination (i) will not apply to any of the Notes created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (ii) will become effective only when there are no Notes Outstanding (as defined in the Original Indenture); (f) to establish the terms or form of Securities of any series as permitted by Sections 2.01 and 2.02 of the Original Indenture; (g) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 9.10 of the Original Indenture; or (h) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action pursuant to this clause (h) will not adversely affect the interests of the Holders of the Notes in any material respect.

(12)    Events of Default.  Events of Default include (1) failure to pay principal of or premium, if any, on any Note when due at its Stated Maturity; (2) failure to pay any interest on any Note when due, which failure continues for 30 calendar days; (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 3.11 of the Fifth Supplemental Indenture; (4) failure by the Company to comply with any of its obligations under Article III of the Fifth Supplemental Indenture (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (5) of this Paragraph 12 and other than a failure to comply with Section 3.11 of the Fifth Supplemental Indenture which is covered by clause (3) of this Paragraph 12), which failure or breach continues for 30 calendar days after written notice thereof has been given to the Company as provided in the Indenture; (5) failure to redeem or repurchase any Note when required to do so under the terms thereof; (6) failure to perform, or breach of, any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which failure or breach continues for 60 calendar days after written notice thereof has been given to the Company as provided in the Indenture; (7) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or a Significant Subsidiary, the unpaid principal amount of which is not less than $15 million, which default results in the acceleration of the maturity of the Indebtedness prior to its stated maturity or occurs at the final maturity thereof; (8) specified events of bankruptcy, insolvency, or reorganization involving the Company or a Significant Subsidiary; (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or (10) any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.  If any Event of Default (other than an Event of Default specified in clause (8) of this Paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) of this Paragraph 12, all outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.  However, at any time after a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the Notes may, under specified circumstances, rescind and annul such acceleration.

Subject to the duty of the Trustee to act with the required standard of care during an Event of Default, the Trustee will have no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders of the Notes, unless holders of the Notes shall have furnished to the Trustee reasonable security or indemnity.  Subject to the provisions of the Indenture, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.  Pursuant to the Trust Indenture Act, the Trustee is required, within 90 calendar days after the occurrence of a Default in respect of the Notes, to give to the Holders of the Notes notice of all uncured Defaults known to it, except that (other than in the case of a Default of the character contemplated in clause (1) or (2) of this Paragraph 12) the Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the Holders of the Notes.

No Holder of a Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless:  (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to institute a proceeding in respect of the Event of Default; (c) the Holder or Holders have furnished reasonable indemnity to the Trustee to institute the proceeding as Trustee; (d) the Trustee has not received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with the request; and (e) the Trustee has failed to institute the proceeding within 60 calendar days. However, the limitations described above do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and interest on or after the applicable due dates for the payment of such principal and interest.

(13)    Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the terms of the Indenture, may otherwise deal with the Company with the same rights it would have if it were not Trustee.

(14)    No Recourse Against Others.  No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any of the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)    Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

(16)    Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)    CUSIP, ISIN or Other Similar Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, ISIN or other similar numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)    Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.

(19)    Senior Indebtedness.  The Company and each Subsidiary Guarantor hereby designate the obligations with respect to the Notes and Subsidiary Guarantees as Senior Indebtedness which is senior in right of payment in full to any Subordinated Obligation of the Company or any Subsidiary Guarantor.  The Company and each Subsidiary Guarantor further designate the obligations with respect to the Notes and the Subsidiary Guarantees as “Designated Senior Indebtedness” (as defined by the (i) 1.875% Convertible Subordinated Debentures Indenture and (ii) the 7⅛% Senior Subordinated Notes Indenture) for all purposes under the (x) 1.875% Convertible Subordinated Debentures Indenture and (y) 7⅛% Senior Subordinated Notes Indenture, with respect the Notes and the Subsidiary Guarantees, respectively.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:
(Print your name exactly as it appears on the face of this Note)
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian